Exhibit 10.6


               FUTURES PORTFOLIO FUND, L.P. ADVISORY AGREEMENT

     This ADVISORY AGREEMENT is entered into as of December 1, 2004 by and among Steben & Company, Inc., a Maryland corporation (the "General Partner"), Futures Portfolio Fund, LP, a Maryland limited partnership (the
"Partnership"), and DKR Fusion Management LP, a Delaware Limited Partnership (the "Advisor"), whose main business address is 1281 East Main Street, Stamford, Connecticut 06902-3565.

                                   RECITAL

     The Partnership wishes to retain the Advisor to manage a commodity trading account of the Partnership (the "Account") that the Partnership will establish for that purpose. For purposes of this Agreement, the Account shall consist of the Account Allocation (as defined in Section 3(a) below), Trading Profits, all additions thereto and withdrawals therefrom and all amounts that become part of the Account as a result of the transactions therein.

     NOW THEREFORE, the parties agree as follows:

1.   Advisor's Duties

     (a) The Advisor will trade "commodities" (as defined in ss.1(g) below) for the Account, pursuant to the terms and conditions of this Agreement. However, nothing in this Agreement or in the Advisor's activities for the Partnership shall cause the Advisor to be a partner of, joint venturer with or have a similar relationship to the General Partner, any other trader for the Partnership.

     (b) Subject to the provisions of this Agreement, the Account will be managed on a pari passu basis with the portfolio of the DKR Quantitative Strategies Program (the "Program"), as described in Appendix I attached hereto; provided, however, that notwithstanding anything to the contrary herein, the Partnership acknowledges that investments for the Account may not be made on a pari passu basis, due to, among other things, differing liquidity needs with respect to withdrawal requests, different tax situations, and the testing of new strategies which may be practical or appropriate only for certain accounts.

     (c) The Advisor will use its reasonable efforts to generate profits for the Account, but makes no assurance that the Account will be profitable or not incur losses.

     (d) In managing the Account pursuant to this Agreement and all other accounts which the Advisor manages from time to time, the Advisor will manage the Account and all such other accounts in a good faith effort to achieve an equitable treatment of all accounts under management.

     (e) If position limits restrict the number of positions the Advisor may establish for the Account, it will use its reasonable efforts to allocate transaction orders equitably between the Account and the other accounts it manages.

     (f) The Advisor will place orders for the Account through Calyon Financial Inc. or such futures commission merchants as is mutually agreed upon by the Advisor and the General Partner (the "FCM"). The Advisor may select its own executing and/or floor brokers for execution of trades and give-up to the FCM. The Advisor is not responsible for the brokerage commission rates charged to the Partnership by the FCMs which execute commodity transactions for the Account. All purchases and sales of commodities for the Account shall be for the account and at the risk of the Partnership. All commissions and expenses arising from the trading of, or other transactions in the course of the administration of, the Account shall be charged to the Partnership.

     (g) The Advisor has provided information to the Partnership and the General Partner which has been included in the Private Offering Memorandum of the Partnership dated December 1, 2004. The Advisor will promptly advise the General Partner of any occurrence that renders this Agreement or the information on the Advisor contained in the Private Offering Memorandum of the Partnership materially inaccurate or materially incomplete, whether as of the date of this Agreement or at a later date.

     (h) As used in this Agreement, the terms "commodities" and "commodity transactions" shall mean and include, without limitation, commodities, commodity futures contracts, commodity options, forward contracts and other commodity interests.


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     (i) The Advisor shall give the Partnership written notice as promptly as reasonably practicable of any proposed material change in the Advisor's trading systems, methods, models, strategies, or formulae or the manner in which trading decisions are to be made or implemented and shall not make any such proposed material change without having given the Partnership at least 20 business days prior written notice of such change. The addition and/or deletion of commodity interests from the Partnership's portfolio managed by the Advisor ordinarily shall not be deemed a change in the Advisor's trading systems, methods, models, strategies, or formulae and prior written notice to the Partnership shall not be required therefore.

2.   Compensation

     (a) The Partnership will pay the Advisor: (i) after the end of each quarter a management fee of 0.5% of the Account's Net Assets (as defined in ss.2(b) below) at the end of the quarter (2% annually); and (ii) after the end of each year an incentive fee of 20% of any "Trading Profits" (as defined in ss.2(c) below) generated by the Advisor in the Account during the respective year. Payment shall be made within 30 days after the quarter-end for management fees and calendar year-end for incentive fees after an invoice has been provided to the Partnership by the Advisor.

     (b) "Net Assets" are the Notional Account Allocation (defined below) increased or decreased by any all Trading Profits (including from previous years).

     (c) "Trading Profits" are the sum of: the net of all realized and unrealized profits and losses on the Notional Account Allocation for the respective calendar year; minus: any cumulative net realized and unrealized losses (which shall not include incentive fee expenses) from the Advisor's trading of the Account carried forward from all previous periods since the last period for which an incentive fee was payable to the Advisor, and any management fees paid or accrued to the Advisor. Trading Profits will be calculated solely on the basis of assets allocated to the Advisor and incentive fees will not be paid on interest income earned in the Account.

     (d) With regard to the carry-forward loss referred to in ss.2(c) above:
If the Partnership withdraws funds from the Account during a period (whether by reason of redemptions, distributions, or reallocations of assets) when there is such a carry-forward loss, the loss shall be reduced, at the time of the withdrawal, by the percentage obtained by dividing the amount of the withdrawal by the Account's Net Assets immediately before the withdrawal.

     (e) If any portion of the Account is withdrawn at any time other than at the end of a fiscal year, a pro rata portion of any Management Fee and Incentive Fee accrued by the Advisor will be paid to the Advisor at that time. If this Agreement is terminated at any time other than at the end of a fiscal year, the Advisor will receive any Management Fee and Incentive Fee accrued by the Advisor in respect of the Account at that time.

     (f) The FCM shall value all open forward, option, futures or options on futures contract positions at their liquidating value (or cost of liquidation, as the case may be). All other assets of the Account (except goodwill, which shall not be taken into account) shall be assigned such value as the FCM may reasonably determine. The Partnership (or the FCM) shall send the Account valuations to the Advisor on a monthly basis. The FCM shall also determine the Net Assets of the Account and shall send a Net Assets Report to the Advisor on a monthly basis, in a form reasonably acceptable to the FCM and the Advisor. If the Advisor disagrees with the FCM's determination of the Net Assets of the Account, the Advisor shall send a written notice to the Partnership and the FCM of such disagreement and the basis therefore within 15 business days after the Advisor's receipt of the monthly report of the Net Assets of the Account. Thereafter, the Partnership, FCM and the Advisor shall use reasonable efforts to resolve such disagreement within 15 business days of Partnership's receipt of notification. If the parties are not able to agree on the Net Assets of the Account, the Advisor's auditors will determine the Net Assets of the Account Value to be used in calculating the fees set forth above.

3.   Funding of the Account

     (a) The Partnership shall contribute to the FCM the capital necessary to meet margin requirements for the Advisor to manage the Account (the "Account Allocation"). Initially, the Advisor will manage pursuant to this Agreement a notional amount equal to US$50,000,000 (the "Notional Account Allocation"). The Notional Account Allocation shall be calculated exclusive of profits and losses.

     (b) The Partnership may reallocate its assets between the various advisors managing its accounts and withdraw capital from the Account at any time. The Partnership shall promptly notify the Advisor, by telephone or telex, of any such withdrawal, and shall to the extent feasible give the Advisor advance written notice of such withdrawal. The



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


Partnership may add capital to the Account at any time with the prior approval of the Advisor and shall promptly notify the Advisor of any such intended action.

     (c) The Partnership, and not the Advisor, shall manage the non-commodity transactions of the Account, such as the purchase of U.S. Treasury bills.

4.   Discretionary Trading and Funds Transfer Authorization

     The Partnership hereby authorizes the Advisor to place orders, in the Advisor's discretion, with the FCM for the execution of commodity transactions for the Account. The Partnership constitutes and appoints the Advisor as its attorney-in-fact for such purpose, with full authority to act on the Partnership's behalf (except that the Advisor shall not have any authority to withdraw any funds, securities or other property from the Account). Upon the Advisor's request, the General Partner shall deliver to the Advisor, and renew when necessary, a Commodity Trading Authorization form to the above effect.

5.   Errors; Account Statements

     The Advisor shall promptly notify: (a) the Partnership of any error committed by the Advisor in transmitting Account orders, and (b) the Partnership and the FCM of any Account transaction that the Advisor believes was erroneously executed by the FCM. The General Partner shall instruct the FCM promptly to furnish the Advisor with copies of all Account confirmations, purchase and sale statements, and monthly account statements.

6.   Advisor's Representations

         The Advisor represents that this Agreement has been duly and validly authorized, executed and delivered on behalf of the Advisor, and when duly executed and delivered by the Partnership and the General Partner, will be a valid and binding contract of the Advisor enforceable in accordance with its terms.

7.   General Partner's and Partnership's Representations and Covenants

     The General Partner and the Partnership represent that:

     (a) This Agreement has been duly and validly authorized, executed and delivered and is a valid and binding contract of the General Partner and the Partnership enforceable in accordance with its terms.

     (b) The Partnership is duly formed and validly existing as a Maryland limited partnership, with full partnership power to carry out its obligations under this Agreement and its Agreement of Limited Partnership.

     (c) The private offering memorandum pursuant to which the Partnership's limited partnership interests will be offered, as amended and supplemented from time to time, (collectively, the "Memorandum") will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or omit to state any material information required to be disclosed therein under the Commodity Exchange Act, as amended (the "CEA"), the Securities Act of 1933, as amended (the "1933 Act"), and the rules promulgated thereunder; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the General Partner by or on behalf of the Advisor, including, without limitation, all references to the Advisor and its affiliates (as defined in ss.8(h) below), controlling persons, shareholders, partners, directors, officers and employees, as well as to such Advisor's trading approach and performance history.

     (d) The General Partner is duly formed and validly existing as a Maryland corporation with full power and authority to carry out its obligations under this Agreement and is registered with the Commodity Futures Trading Commission ("CFTC") as a commodity pool operator and is a member of the National Futures Association ("NFA").

     (e) The Partnership will make to the Partnership's limited partners (the "Limited Partners") all disclosures necessary with respect to the retention of the Advisor to manage the Account to comply with the CEA, the CFTC's regulations thereunder, the rules and regulations of the NFA and the applicable state and federal securities laws and regulations.



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


     (f) The Partnership represents, warrants and covenants to the Advisor that the Partnership is and will remain a "qualified eligible person" within the meaning of Regulation 4.7 under the Commodity Exchange Act and acknowledges that, in reliance upon such regulation, the Advisor has not delivered to the Partnership a CTA Disclosure Document.

     (g) The Partnership hereby represents that the Units offered by the Partnership are intended to qualify as "publicly-offered securities" as defined in Department of Labor Regulation Section 2510.3-101(b)(2) so as to avoid the assets of the Partnership being considered to be "plan assets" for purposes of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

     (h) The Partnership acknowledges that (i) the Advisor will employ speculative trading strategies consistent with the Program, (ii) will employ leverage consistent with the Program which, among other investment techniques, can make its investment performance volatile, (iii) there is a risk that the Partnership's investment in the Account may be lost in whole or in part, and
(iv) the Advisor's past performance is not necessarily indicative of future results.

     (i) The Partnership acknowledges: (i) that it has made an independent decision to open the Account and that in making this decision, the Partnership has relied solely upon this Agreement and independent investigations made by the Partnership, (ii) no reliance on the Advisor, or any other person or entity with respect to the legal, tax and other economic considerations involved in this investment other than the Partnership's own advisers and
(iii) the Partnership's investment in the Account is consistent with the investment purposes, objectives and cash flow requirements of the Partnership and will not adversely affect the Partnership's overall need for diversification and liquidity.

     (j) The Partnership hereby represents that it has internal policies and controls reasonably designed to prevent any investments in the Partnership by people appearing in the Treasury Department Office of Foreign Assets Control ("OFAC") lists or by any senior foreign political figure or any immediate family member or close associate of a senior foreign political figure. For purposes of this paragraph, a "senior political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws. A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

     (k) There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Partnership, threatened against the Partnership, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrument or any self-regulatory organization or any commodity exchange.

     (1) The Advisor, either alone or in conjunction with the General Partner or its affiliates, is not an organizer or promoter of the Partnership.

     (m) All necessary and appropriate actions have been taken by the Partnership and the General Partner to terminate any other trading managers that previously managed the portions of the Partnership which are being committed to the management of the Advisor pursuant to this Agreement.

     (n) The Partnership is not required to be registered as an investment company under the Investment Company Act of 1940, as amended.

     (o) The offer and sale of the limited partnership interests will be conducted in accordance with all applicable federal and state laws and regulations.

     (p) The above representations and warranties shall be continuing during the term of this Agreement and, if at any time, any event has occurred which would make or tend to make any of the foregoing not true, the General Partner will promptly notify the Advisor.



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8.   Indemnification

     (a) By the Partnership and the General Partner. The Partnership and the General Partner jointly and severally agree to indemnify and hold harmless the Advisor and each of its employees, principals, partners officers or any other person who controls the Advisor and their respective shareholders, partners, members, directors, officers, employees and controlling persons and the legal representatives of any of them against any loss, claim, damage, charge, or liability (collectively, "Losses") to which such parties may become subject, resulting from a demand, claim, lawsuit, action or proceeding relating to this Agreement or the services performed by the Advisor hereunder, except for Losses arising from the Advisor's gross negligence, willful misconduct or breach of this Agreement or a representation, warranty or agreement made herein by the Advisor.

     (b) By the Advisor. The Advisor agrees to indemnify and hold harmless each of the Partnership and the General Partner and each affiliate thereof, against any Losses to which such parties may become subject resulting from the Advisor's gross negligence, willful misconduct, material breach of this Agreement or a representation, warranty or agreement made herein by the Advisor or due to materially inaccurate or materially incomplete disclosures about the Advisor and its affiliates that were provided to the Partnership and the General Partner by the Advisor for inclusion in the Partnership's Memorandum.

     (c) Limitations. None of the indemnifications contained in this Section shall be applicable to default judgments, confessions of judgment or settlements entered into by any indemnified party claiming indemnification without the prior consent of the indemnifying party.

     (d) Notice and Defense of Claims. Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, that party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section. In case any such action is sought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, but shall continue to be liable to the indemnified party in all other respect as heretofore set forth in this Section.

     (e) Retention of Separate Counsel. If the indemnified party reasonably determines that its interest is or may be adverse to the indemnifying party's or that there may be a legal defense available to the indemnified party that is different from, in addition to or inconsistent with a defense available to the indemnifying party, the indemnified party may retain its own counsel and shall be indemnified by the indemnifying party for any expenses reasonably incurred in investigating or defending the action.

     (f) Advances. Expenses incurred by an indemnified party in defending a threatened or asserted claim or a threatened or pending action shall be paid by the indemnifying party in advance of final disposition or settlement of such matter, if and to the extent that the person on whose behalf such expenses are paid shall agree to reimburse the indemnifying party in the event indemnification is not permitted under this section upon final disposition or settlement.

     (g) Survival. The provisions of this Section shall survive the termination or expiration of this Agreement.

     (h) "Affiliate" means general partner, officer, director, employee, or shareholder, and any general partner, officer, director, employee or shareholder of such shareholder.

     (i) The foregoing indemnification shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party. The termination of any demand, claim, lawsuit, action or proceeding by settlement shall not, in itself, create a presumption that the conduct in question was not undertaken in good faith and without gross negligence or willful misconduct.

     (j) Notwithstanding any of the foregoing to the contrary, the provisions of this Section 8 shall not be construed so as to provide (or attempt to provide) for the indemnification of the parties for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of the federal securities or other



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applicable law, but shall be construed so as to effectuate the provisions of this Section 8 to the fullest extent permitted by law.

9.   Term

     (a) Term and Renewal. This Agreement shall continue in effect for a period of one year following the end of the month in which the Partnership shall begin to receive trading advice from the Advisor hereunder. Thereafter, this Agreement shall be renewed automatically for additional one-year terms unless either the Partnership or the Advisor, upon written notice given prior to the original termination date or any extended termination date, shall notify the other party of his or its intention not to renew.

     (b) Termination. Notwithstanding Section 6(a) hereof, this Agreement shall terminate:

          (i) immediately if the Partnership shall terminate and be dissolved in accordance with its Agreement of Limited Partnership or otherwise; or

          (ii) immediately after receipt by the Advisor from the General Partner or by the General Partner from the Advisor of written notice of termination; or

          (iii) immediately if the Advisor can no longer effectively implement its or his trading strategy on behalf of the Partnership; or

          (iv) immediately, at the discretion of the General Partner, if any of the following events shall occur; (1) the Advisor shall become bankrupt or insolvent; (2) the Advisor shall be unable to use all or any portion of his or its trading systems, methods, models, strategies, or formulae as in effect on the date of this Agreement, or as refined or modified in the future in accordance herewith, for the benefit of the Partnership for any reason whatsoever; (3) the Advisor's registration with the CFTC as a commodity trading advisor or the Advisor's membership in the NFA in such capacity shall expire or shall be revoked, suspended, terminated, not renewed, or limited, conditioned, restricted, or qualified in any material respect; (4) the Advisor shall change or violate any of the Trading Policies or any administrative policy of the Partnership except with the prior written consent of the Partnership; (5) the Partnership, upon receipt of not less than 20 business days' prior written notice from the Advisor pursuant to Section 1(h) hereof, shall send written notice to the Advisor stating that the material change proposed by the Trading advisor in his or its trading systems, methods, models, strategies, or formulae or the manner in which trading decisions are to be made or implemented is unacceptable to the General Partner; (6) the Advisor shall fail to perform any of its obligations under this Agreement.

10.  Arbitration

     The parties agree that all controversies which may arise in connection with any transaction contemplated by this Agreement or the construction, performance or breach of this Agreement or any other agreement between the parties hereto, whether entered into prior, on or subsequent to the effective date of this Agreement, shall be determined by arbitration, and in accordance with the rules then obtaining of the NFA, or if no such rules are then in effect, then the rules then obtaining of the Chicago Board of Trade; provided, however, that (a) the arbitrator(s) shall be experienced in the matters to be under dispute, (b) the authority of the arbitrator(s) shall be limited to construing and enforcing the terms and conditions of this Agreement as expressly set forth herein, and (c) the arbitrator(s) shall state the reasons for the award in a written opinion. The award of the arbitrator(s), or a majority of them, shall be final, and judgment upon the award may be confirmed and entered in any court, state or federal, having jurisdiction.

11.  Miscellaneous

     (a) Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it is in writing and signed by the party against whom enforcement is sought.

     (b) Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns.

     (c) Amendment; Waiver. This Agreement may not be amended except by the written consent of the parties. No waiver of any provision of this Agreement may be implied from any course of dealing between the parties or from any failure by a party to assert its rights under this Agreement on any occasion or series of occasions.




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     (d) Severability. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any law, ruling, rule or regulation, the remainder of this Agreement, or the application of the provision to persons or circumstances other than those as to which it is held inconsistent, shall not be affected thereby.

     (e) Notices. All notices required or desired to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered, or, when given by registered or certified mail, postage prepaid, return receipt requested, on the day of receipt, addressed as follows (or to such other address as the party entitled to notice shall designate):

     If to the Partnership         Steben & Company, Inc.
     and the General Partner:      14811 Poplar Hill Road
                                   Germantown, MD 20874
                                   Attention: Kenneth E. Steben, President

     If to the Advisor:            At the address on page 1 above.

     (f) Survival. The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with Illinois law (excluding the law thereof which requires the application of, or reference to, the law of any other jurisdiction).

     (h) Property Right of the Advisor. The Partnership, the General Partner and their employees or agents acknowledge that commodity interest trading advice provided and trading strategies used by the Advisor are confidential property rights belonging to it; the Partnership further agrees, unless authorized by the Advisor, that such advice will not be disseminated in whole or in part, directly or indirectly, to any of the Limited Partners, brokers, brokers' customers, employees, agents, officers, directors or any others, except as necessary to conduct the business of the Partnership or except as required by any applicable law or regulation. Nothing contained in this Agreement shall require the Advisor to disclose the confidential or proprietary details of its trading systems or strategies.

     (i) Confidentiality.

               Each of the parties to this Agreement agrees that they shall not, and shall not permit any of their affiliates or employees to, at any time, use or disclose to any person any confidential information of the other parties, except as required for the purpose of providing the services and performing its obligations under this Agreement. Without limiting the foregoing, the General Partner and the Partnership acknowledge and agree that the positions traded by the Advisor, models and processes are confidential information. The parties agree that the General Partner and Partnership may disclose to investors in the Partnership, during in-person meetings, selected portfolio positions of the Account, provided that no written position reports may be given to investors. The parties agree to take reasonable precautions to maintain the confidentiality of confidential information and to inform its representatives (and investors) of the confidential nature of confidential information. The General Partner and Partnership agree that they shall not, and shall cause their representatives not, to use any information or data concerning the Account or its trading activities to recreate or reverse engineer any of the Advisor's investment strategies, models or processes.

     (j) Limit on Liability. The Advisor shall not be liable to the Partnership, its partners or any of their respective successors or permitted assigns except by reason of its acts or omissions taken or omitted due to willful misconduct or gross negligence. The foregoing sentence is intended to limit the liability of the Advisor, and nothing therein shall expressly or impliedly create any liability, duty or responsibility on the part of any person. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 11(j) shall not be construed so as to limit (or attempt to limit) the liability of the parties (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that would be in violation of the federal securities or other applicable law, but shall be construed so as to effectuate the provisions of this Section 11(j) to the fullest extent permitted by law.

     (k) Agreement Not Exclusive. The Advisor's present business is advising with respect to the purchase and sale of commodity interests. The services provided by the Advisor hereunder are not to be deemed exclusive. The Partnership and General Partner acknowledge that, subject to the terms of this Agreement, the Advisor may render



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advisory, consulting and management services to other clients for which it may charge fees similar or different from those charged to the Partnership. The Advisor shall be free to advise others and manage other accounts during the term of this Agreement and to use the same or different information, computer programs and trading strategies which it obtains, produces or utilizes in the performance of services for the Partnership.

     (1) Right to Approve Offering Materials. The Partnership and the General Partner each agree that it shall not place any advertisement in any media or distribute or disseminate any offering materials including, without limitation, letters, brochures and the Memorandum, which makes any reference to the Advisor, this Agreement or the transactions or arrangements contemplated herein without the prior written approval of the Advisor.

     (m) Independent Contractor. This Agreement is not a contract of employment, and nothing contained herein shall be construed to create an exclusive relationship or the relationship of employer or agent and principal or a joint venture or partnership between the parties hereto, except as otherwise expressly set forth herein. Each of the Partnership, the General Partner and the Advisor is an independent contractor and shall be free to exercise its judgment and discretion with regard to the conduct of its business except as otherwise limited herein.

     (n) Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one original Agreement.

     (o) Headings. Headings to sections and subsections in this Agreement are for the convenience of the parties and are not a part of or affect the meaning of this Agreement.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION (THE "CFTC") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN FILED WITH THE CFTC. THE CFTC DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE CFTC HAS NOT REVIEWED OR APPROVED THE TRADING PROGRAM ADOPTED HEREUNDER OR ANY BROCHURE OR ACCOUNT DOCUMENT.

IN WITNESS WHEREOF this Advisory Agreement has been executed for and on behalf of the undersigned as of the date first above written.



The Partnership:                             The Advisor:

Futures Portfolio Fund, L.P.                 DKR Fusion Management L.P.
                                             -------------------------


By: /s/ Kenneth E. Steben                    By:  /s/ Babara Burger
    ----------------------------------           --------------------------
    Kenneth E. Steben, President                 Name:  Babara Burger
    Steben & Company, Inc.                       Title:  Authorized Signatory

Steben & Company, Inc.


By:  /s/ Kenneth E. Steben
    ----------------------------------
    Kenneth E. Steben, President
    Steben & Company, Inc.

                                  APPENDIX I

                              INVESTMENT PROGRAM

Investment Objective

The objective of the Account is to identify statistical trading opportunities in the marketplace and then formulate quantitative models that will exploit these trading opportunities. A statistical trading opportunity exists when certain quantifiable variables meet certain values and similar historical observations have proven to yield, on average, a positive return. Currently, the Account invests, holds, sells (long and short) and trades (on margin or otherwise) in securities and other intangible investment instruments consisting principally of financial futures, commodity futures and forwards, foreign exchange forwards and OTC options. However, the Account is permitted to invest in the broadest range of securities, commodities and other financial instruments. Leverage is utilized as part of the Account's investment program.

Investment Philosophy

To execute and manage its investment program for the Account, the Advisor uses quantitative strategies that are based on statistical models. A quantitative strategy relies on mathematical and statistical principles and uses input data that is readily available from data feed or data vendors. A complete quantitative model analyzes statistical evidence in the investment process, such as securities screening, timing of "buy" and "sell" signals, asset allocation, portfolio risk management and trade executions. The Advisor's discretion is used in the development of the models underlying the strategies and the allocation of assets across strategies. To minimize slippage and achieve best execution, some discretion may also be used in the order execution methodology and the timing of trading. A systematic approach to investing is very objective and trading decisions are not influenced by the news of the moment.

The quantitative strategies utilized by the Account invest in liquid securities so that positions can be phased in and out at will without raising timing concerns.

The research and development process that yields quantitative strategies and their trading systems consists of three stages:

l. Identification of statistical trading opportunities. Profitable quantitative trading models are developed by studying the past. The Advisor uses simulation programs, statistical software applications, charts, graphics, and financial literature in the research process. The strategies and systems utilized have been designed to identify as many statistical trading opportunities as possible in order to produce steady returns while preserving capital and incurring low volatility in trading performance. Preserving capital when few or no profitable trading opportunities present themselves is made possible through diversification. The Account achieves diversification by trading as many markets as possible in search of profitable trading opportunities, utilizing as many distinct, non-correlated strategies as possible.

2. Formulation of the statistical model to exploit the identified trading opportunities. Back-testing of a given strategy is accomplished by running simulations on extensive historical data. All aspects of trading are programmed into the simulation program in order to run realistic outcomes. Trade execution assumptions in the simulation program are particularly important to reflect properly transaction costs and derive realistic performance numbers. A quantitative model is typically made of several parts and each part is independently tested and evaluated on its own merit. Each part is required to make significant contributions in order to be included in the final product.

3. Validation of the model by back-testing the strategy. As with formulation, validation of the statistical models follows a rigorous scientific process. Daily evaluation of trading systems for each strategy takes place in the form of a comparison of each strategy's performance with its respective simulated or expected performance. The Advisor takes other important steps in the validation process to manage methodology risk. Such steps include in- and out-of-sample testing of the models and avoidance of "curve fitting" of historical data by keeping the ratio of simulated trades to the number of parameters high. "Curve fitting" occurs when a model has a good simulated performance but no predictive power for the future. A sensitivity analysis of the strategy's performance over different values of the model's parameters is done to increase the robustness or predictive power of the statistical model. Also, the Advisor has searched for quantitative strategies with uniform performance over time and across markets, as the uniformity characteristics preserve a model's value as a predictor of future performance. Typically, those strategies following the above criteria yield the highest risk-adjusted returns or highest Sharpe ratios. As the Advisor's investment philosophy favors strategies predicted to yield high Sharpe ratios or risk-adjusted returns (over those predicted to yield high absolute returns), the statistical models as formulated and validated enable the Advisor to execute and manage its investment program for the Account.

As there are no fixed guidelines as to portfolio composition, the securities comprising the portfolio reflect the Advisor's views as to which quantitative strategies are implemented. The Advisor seeks to ensure that multiple strategies are used at any given time in order to provide as much diversification as possible. The Account's asset allocation to the different strategies is part of the research process and the strategies' weighting will be based on their own merits. The Advisor constantly monitors the markets traded utilizing active pre-computed "buy" and "sell" levels and asset rebalancing across strategies occurs monthly if necessary, as described further under "Risk Management".

Risk Management

Each quantitative strategy has its own risk management system that manages individual market stop loss levels, leverage and correlation of the securities in the portfolio. Due to the extensive diversification of the portfolio, a small amount of the Account's capital will be at risk in any given security, although fast market conditions may cause greater losses. Leverage is utilized in connection with the Account's investment program. Performance reviews of each strategy utilized by the Account will take place and, provided the individual strategies' respective performance is in line with the Advisor's expectation for such performances, the Advisor will allocate the profits and losses across all strategies. If a strategy's performance begins to deviate from its historical norm, the Advisor will progressively reduce the allocation to its trading system. Ultimately, if negative performance persists, a strategy may be reengineered or completely phased out. The performance of the entire portfolio is monitored by the Advisor on an intra-day basis utilizing real-time monitoring tools. There can be no assurance that the Advisor's risk management techniques and strategies will be successful at all times and in all market conditions.

The descriptions contained herein of specific strategies that are or may be engaged in by the Account should not be understood as in any way limiting the Account's investment activities. The Account may engage in investment strategies that are not described herein, but that the Advisor considers appropriate for the Account.

The investment program of the Account is speculative and may entail substantial risks. Since market risks are inherent in all securities investments to varying degrees, there can be no assurance that the investment objective of the Account will be achieved. In fact, certain investment practices described above can, in some circumstances, potentially increase the adverse impact on the Account's investment portfolio.